CSFB 05-8

Group 14

Pay rules

1.

Pay according to the PAC A schedule to the 14P1 until retired

2.

Pay pro-rata to the 3A18, 3A19 and 3A20 until retired

3.

Pay disregarding the PAC A schedule to the 14P1 until retired

Notes

Pxing Speed = 300PSA

Settlement = 8/31/05